The National Bank of Blacksburg

Salary Continuation Plan – Schedule A

F. Brad Denardo

Birth Date: 1/1/1959 Plan Amendment Effective Date: 1/1/2008	Early Termination		Disability	Change of Control	Pre-retirement Death Benefit
Normal Retirement 7/2/2017, Age 65: Normal Retirement Benefit: $72,488	Annual Benefits Payable in Monthly Installments for life, with 15 years certain; Commencing at Normal Retirement Age		Annual Benefits Payable in Monthly Installments for life, with 15 years certain; Commencing at Normal Retirement Age	Annual Benefits Payable in Monthly Installments for life, with 15 years certain; Commencing at Separation of Service	Annual Benefits Payable in Monthly Installments for 15 years; Commencing at Death
	(1)
on or after: Separation of Service	Vesting	Dollars	(2)	(3)	(4)
December 31, 2007	100.00%	$7,640	$7,640	39,886	72,488
December 31, 2008	100.00%	$14,407	$14,407	42,451	72,488
December 31, 2009	100.00%	$21,173	$21,173	45,182	72,488
December 31, 2010	100.00%	$27,940	$27,940	48,088	72,488
December 31, 2011	100.00%	$34,707	$34,707	51,181	72,488
December 31, 2012	100.00%	$41,474	$41,474	54,473	72,488
December 31, 2013	100.00%	$48,240	$48,240	57,977	72,488
December 31, 2014	100.00%	$55,007	$55,007	61,706	72,488
December 31, 2015	100.00%	$61,774	$61,774	65,675	72,488
December 31, 2016	100.00%	$68,541	$68,541	69,899	72,488
July 2, 2017 (*)	100.00%	$72,488	$72,488	72,488	72,488

(*) Normal Retirement Age